EXHIBIT 10.37

EMPLOYMENT SEVERANCE AGREEMENT

This is a severance agreement (the "Agreement") between Moto Photo, Inc. (the "Company") and Stephen Adler ("Adler").

In consideration for the mutual promises below, the parties agree as follows:

1. The Company's employment of Adler will terminate effective October 2, 2001.

2. After this Agreement becomes effective, the Company will issue notice/severance pay to Adler for nine months from October 2, 2001. The intent of this pay is to provide income while Adler searches for employment, therefore, it is understood should Adler find employment prior to the end of the severance, he should notify the Company. Any income and/or benefits Adler receives as a result of his new employment will be applied against the severance pay and/or benefits payable under this Agreement. It is further understood that Adler has an affirmative obligation to actively seek other employment. For purposes of this Agreement, the term "employment" shall include compensated business activity, including consulting services and self-employment. The Company's health insurance provides that health coverage terminates upon termination of employment; however, during the severance period, the Company will pay premiums for health insurance continuation coverage under Cobra. Adler understands that any period for which the Company pays continuation coverage under Cobra will be subtracted from Adler's post-severance period eligibility for Cobra coverage. Should Adler obtain new employment which provides health insurance coverage, the Company's obligation to pay for continuation coverage under Cobra shall cease.

3. After this Agreement becomes effective, the Company will provide outplacement services (at a cost not to exceed $2,500) through Right Management Consultants, provided Adler actively begins to use such services no later than December 1, 2001. In addition, the Company will take no action to oppose any claim for unemployment compensation benefits filed by Adler.

4. Adler on behalf of himself and any representative, gives up, releases and settles all claims in any way connected with his employment by the Company, or the termination of his employment with the Company, together with all other claims, lawsuits or demands of any kind which he has made or could make against the Company (including its related companies) or against its officers, directors, shareholders, employees, agents (whether in individual or corporate capacity), or employee benefit plans (including plan trustees and administrators), whether known or unknown, including but not limited to claims of tort, breach of contract, retaliation, discrimination on the basis of sex, race, national origin, ancestry, disability or religion, or for attorney's fees. The only exception to this is Adler's claim for retirement benefits under the terms of the Company's retirement plan. Adler, on behalf of himself and any representative, promises not to file any lawsuit based on any claims released by this Agreement.

5. Adler gives up any claim to reinstatement or re-employment with the Company.

6. This Agreement is not an admission on the Company's part of any liability whatsoever or that it in any way has acted improperly or unlawfully.

7. Without the Company's prior written consent, Adler will not disclose any information belonging to or relating to the Company's business to anyone outside of the Company (unless required under the compulsion of subpoena or other legal process). In addition, Adler will not copy or remove any property, including records, blueprints or other written, printed or otherwise recorded material of any kind, belonging to or in the possession of the Company, and will return any such property and material in his possession to the Company at the conclusion of the severance period or on request.

8. Adler will keep this Agreement and its terms confidential and will not discuss them publicly, or disclose them in any manner, except: (a) if required to do so by law or legal process; (b) such information as may be necessary for tax preparation; or (c) to secure enforcement of this Agreement. Adler further agrees that he must keep confidential, and not disclose or use for his own benefit or for the benefit of any other person or entity, all confidential Employer information of which he became apprised during the course of his employment with Employer.

9. This Agreement contains the complete understanding between the Company and Adler, and no other promises or agreements shall be binding unless signed by both. In signing this Agreement, the parties are not relying on any fact, statement or assumption not set forth in this Agreement.

10. This Agreement may be executed in multiple copies, each of which shall be deemed an original document, and all of which, taken together, shall constitute one and the same instrument.

11. Adler has had an opportunity to consult with his attorney about this Agreement, and has either done so, or freely chosen not to do so.

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11. EACH PARTY HAS CAREFULLY READ THIS AGREEMENT, FULLY UNDERSTANDS THIS AGREEMENT, AND SIGNS IT AS HIS OR ITS OWN FREE ACT.

STEPHEN M. ADLER

Signature:________________________________ Date: ____________________

Witness:_________________________________ Date: ___________________

MOTO PHOTO, INC.

___________________________________ By: ____________________________

Witness Its:

DATE:__________________________